                                                                    EXHIBIT 23.3

                          INDEPENDENT AUDITORS' CONSENT



We consent to the use in this Post-Effective Amendment No. 4 to the February 22, 2000 registration statement (The "Registration Statement") of T REIT, Inc. on Form S-11 of our report dated March 13, 2001 relating to the December 31, 2000 consolidated financial statements of T REIT, Inc. and subsidiary, our report dated October 6, 2000 relating to the historical statement of revenues and direct operating expenses (The "Historical Statement") for the year ended December 31, 1999 of the Christie Street Property, our report dated February 9, 2001 relating to the Historical Statement for the year ended December 31, 1999 of the Northstar Crossing Property, our report dated February 9, 2001 relating to the Historical Statement for the year ended December 31, 1999 of the Thousand Oaks Property and our report dated April 6, 2001 relating to the Historical Statement for the year ended December 31, 2000 of the Pahrump Valley Junction Shopping Center all appearing in the Prospectus, which is part of this Amendment No. 4 to the Registration Statement.

We also consent to the reference to our Firm under the caption "Experts" in the Prospectus.


/s/ Squar, Milner, Reehl & Williamson, LLP

SQUAR, MILNER, REEHL & WILLIAMSON, LLP

Newport Beach, California
October 25, 2001